SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2007
SEDONA CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-15864 (Commission File No.)	95-4091769 (IRS Employer Identification No.)

1003 West Ninth Avenue King of Prussia, Pennsylvania (Address of principal executive offices)	19406 (Zip Code)
Registrant’s telephone number, including area code: (610) 337-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE
On August 16, 2007, Mr. Marco Emrich, President and CEO of SEDONA Corporation (the “Company”) made a presentation at the 2007 Annual Meeting of Stockholders using slides containing the information attached to this report on Form 8-K as Exhibit 99.1.
The Company is furnishing the text of these slides pursuant to the Securities and Exchange Commission’s Regulation FD. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report.
The information contained in the slides is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We do not undertake any obligation to publicly update or revise the information contained in this report, except as required by applicable law, although we may do to from time to time as we believe is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits.
Exhibit 99.1 Presentation by management of SEDONA Corporation at 2007 Annual Meeting of Stockholder on August 16, 2007.
Date: August 16, 2007

SEDONA CORPORATION
By:	/s/ MARCO EMRICH
Marco Emrich
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Presentation by management of SEDONA Corporation at 2007 Annual Meeting of Stockholder on August 16, 2007.

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